SECURITIES AND EXCHANGE COMMISSION

                           Washington D.C. 20549



                                  FORM 8-K


                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported): December 22, 1993


                             KEMPER CORPORATION
           (Exact Name of Registrant as Specified in Its Charter)


                                  Delaware
               (State or Other Jurisdiction of Incorporation)

     1-10242                                      36-6169781
(Commission File Number)                (IRS Employer Identification No.)

     One Kemper Drive, Long Grove, Illinois            60049
     (Address of Principal Executive Offices)        (Zip Code)


Registrant's Telephone Number, Including Area Code:    (708) 320-4700







                               EXHIBIT INDEX ON PAGE 7

                               PAGE 1 OF 99

                                  FORM 8-K

                             TABLE OF CONTENTS

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
                                                                 Page
ITEM 5.   OTHER INFORMATION

          A. Mortgage Refinancing................................ 3

          B. Joint Venture Partner............................... 3

          C. Centre Reinsurance Common Stock Sale................ 4

          D. Sale of Federal Kemper Insurance Company............ 4

          E. Litigation Resolution............................... 4

          F. Lines of Credit..................................... 5

          G. Senior Management................................... 5


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS...................... 7


SIGNATURES....................................................... 7


EXHIBIT 10....................................................... 8












                                                            Page 2
ITEM 5.  OTHER INFORMATION


A.   Mortgage Refinancing.

On December 22, 1993, subsidiaries of Kemper Corporation (the "Company") received $275.3 million in cash from a refinancing of mortgage loans and other real estate-related investments, including $22.4 million of accrued interest. The cash is being reinvested in investment-grade fixed maturities. The refinancing reduced the Company's real estate-related investments ($1.74 billion at September 30, 1993) by approximately 15 percent.

The refinancing was accomplished by an unaffiliated investment banking concern that arranged for the creation of a real estate mortgage investment conduit (a "REMIC") under the Internal Revenue Code and sold mortgage pass-through certificates that represent undivided interests in new first mortgage loans. Company subsidiaries hold second mortgages on properties securing the first mortgages. Of the $275.3 million of REMIC proceeds received by Company subsidiaries, $149.7 million repaid loans (including related accrued interest) from Company subsidiaries to joint ventures owned by the master limited partnership created in 1993 by and among Company subsidiaries and Lumbermens Mutual Casualty Company ("Lumbermens") and its affiliates. The REMIC's loans are nonrecourse to the borrowers and are not guaranteed by any affiliate of the Company or Lumbermens.


B.   Joint Venture Partner.

As of January 4, 1994, the Company's real estate and life insurance subsidiaries and Lumbermens and its affiliates, primarily through the above-mentioned master limited partnership, entered into definitive agreements with Peter B. Bedford and his affiliates ("Bedford") pursuant to which Bedford will transfer to the partnership and a Company affiliate Bedford's ownership in more than 200 real estate-related ventures previously owned, directly or indirectly, generally 50% by Bedford, 25% by Company affiliates and 25% by Lumbermens and its affiliates. Upon the closing currently scheduled for late January, Bedford will be released from recourse liabilities owed to the partnership, the ventures, the Company, Lumbermens and their respective affiliates, and the Company's and Lumbermens' ownership will increase from 25% each to 50% each. This non-cash transaction, which simplifies the management of this portion of the Company's real estate portfolio, does not result in any material impact on the Company's financial statements.


                                                            Page 3



C.   Centre Reinsurance Common Stock Sale.

On December 30, 1993, two Company subsidiaries sold their minority common stock investments in Centre Reinsurance Holdings Limited, a specialty reinsurance holding company ("Centre Re"), to Zurich Insurance Company, a Swiss corporation and the principal owner of Centre Re ("Zurich"). In conjunction with the Centre Re common stock sales by Company subsidiaries and by Kemper Reinsurance Company ("Kemper Re"), the Company realized a fourth-quarter 1993 after-tax capital gain of $37.8 million, or approximately $1.15 per share. Also effective as of the sale date, David
B. Mathis, Chairman of the Board and Chief Executive Officer of Kemper Corporation, resigned from the board of directors of Centre Re. Pursuant to the sale agreement, Zurich will pay a purchase price of $65.1 million in cash to the Company in the first quarter of 1994.

Concurrent with the sale by the Company's subsidiaries, Kemper Re sold its common stock investments in Centre Re. Kemper Re has been a wholly owned subsidiary of Lumbermens since the August 1993 stock exchange transaction between Kemper Corporation and Lumbermens. The Kemper Re investments in Centre Re common stock constituted $40.7 million of the $136.3 million value (as of December 31, 1992) of certain investments which has been guaranteed by Kemper Corporation in connection with the stock exchange transaction. Upon the payment by Zurich to Kemper Re for its Centre Re stock in the first quarter of 1994, the off-balance sheet commitment of the Company related to this guarantee will decline by $40.7 million.

D.   Sale of Federal Kemper Insurance Company.

On December 31, 1993, the Company sold the stock of its only remaining property-casualty insurance subsidiary, Federal Kemper Insurance Company ("FKI"), to Anthem P&C Holdings, Inc., a Delaware corporation which is part of the Associated Group. The Company received $100 million in the transaction, approximately $95 million in cash and the balance in the form of a property dividend from FKI.


E.   Litigation Resolution.

In January 1994, the Company's securities brokerage operations, Kemper Securities, Inc. ("KSI"), settled all lawsuits, including Prescott, Ball & Turben, Inc. v. ContiCommodity Services, Inc., involving claims asserted by ContiCommodity Services, Inc. ("Conti") and Conti's customers. As previously reported in the Company's periodic reports filed with the Securities and Exchange Commission, Conti had obtained a judgment of $137.4 million, plus post-judgment interest, in mid-1992.

                                                       Page 4

During December 1993, KSI also settled Christian Mutual Life Insurance Company, Inc. v. KSI, et al. The plaintiffs in this case had sought up to approximately $31 million in compensatory damages and other relief in New Hampshire state court relating to a 1990 proposed underwriting involving Liberty University.

The settlements of both the Conti and the Christian Mutual matters do not impact the Company's or KSI's income statements.


F.   Lines of Credit.

On January 12, 1994, the Company and Lumbermens mutually agreed to cancel the Company's $80 million line of credit from Lumbermens which had been available only for limited purposes during the pendency of the Conti litigation. This line of credit had not been used since 1988. The Company has committed lines of credit with certain banks which total $325.0 million, with $162.5 million expiring November 1, 1994 and $162.5 million expiring November 1, 1996. These committed lines are unused and fully available.


G.   Senior Management.

Under a reorganization of the Company's management structure commenced in November 1993, the Company is replacing reporting channels divided by subsidiary with reporting channels divided by function: asset management, life insurance and annuities, sales and distribution, information and customer service, and real estate. In addition to these functional operating groups, four major staff groups have been formed to oversee all staff activities at both the holding company and operating group levels: finance and accounting, legal, corporate and international development, and administration.

The following persons constitute the senior officers of the Company elected by the board of directors as of January 11, 1994:

     1.   David B. Mathis, Chairman of the Board and
          Chief Executive Officer since February 1992.

     2.   Stephen B. Timbers, President and Chief Operating
          Officer since September 1992.

     3.   John H. Fitzpatrick, Executive Vice President since
          May 1993 and Chief Financial Officer since May 1990.


                                                            Page 5
     4. Charles M. Kierscht, Executive Vice President, asset management, since May 1993.

     5. James R. Boris, Executive Vice President, sales and distribution, since January 1994.

     6. Robert T. Jackson, Executive Vice President, information and customer service, since January 1994.

     7. John B. Scott, Executive Vice President, life insurance and annuities, since January 1994.

     8. Alan J. Baltz, Senior Vice President, administration, since May 1990.

     9. Stanley R. Fallis, Senior Vice President, planning, since January 1994.

     10.  Kathleen A. Gallichio, Senior Vice President since
          January 1994, General Counsel since May 1991 and
          Corporate Secretary since May 1990.

     11. Sandy A. Lincoln, Senior Vice President since May 1993 and Chief Investment Officer since January 1994.

     12.  Arthur J. McGivern, Senior Vice President and Corporate
          Counsel since January 1994.

     13. John E. Neal, Senior Vice President, real estate, since January 1994.

     14. Joseph R. Sitar, Senior Vice President and Chief Accounting Officer, beginning January 24, 1994.

     15.  John W. Burns, Treasurer since May 1990.

     16.  Thomas B. Sabol, General Auditor since September 1993.









                                                            Page 6

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial statements of businesses acquired - not applicable.

     (b)  Pro forma financial information - not applicable.

     (c)  Exhibits

     Exhibit No.                                       Pages

     10   Stock Purchase Agreement Among
          Associated Insurance Companies, Inc.,
          Anthem P&C Holdings, Inc. and
          Kemper Corporation......................... 8 - 99



                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Kemper Corporation
                                             (Registrant)


Date: January 14, 1994                  By:/s/ JOHN H. FITZPATRICK
                                               John H. Fitzpatrick
                                               Executive Vice President and
                                               Chief Financial Officer










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